UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed in a Current Report on Form 8-K filed on October 16, 2009, Navistar International Corporation (the “Company”) stated that it was considering extending additional healthcare coverage to Mr. William A. Caton, the Executive Vice President and Chief Risk Officer of the Company, in connection with his October 31, 2009 retirement from the Company. On October 19, 2009 the Compensation Committee of the Board of Directors of the Company approved the extension of additional healthcare coverage to Mr. Caton and his spouse (beyond the 36 months of coverage currently provided to him under his Executive Severance Agreement) at 100% of the cost of coverage rate in effect at the time, until such time as he and his spouse are eligible for Medicare benefits and in the event that Mr. Caton is not able to purchase comparable healthcare coverage on his own at such time.

ITEM 7.01	REGULATION FD DISCLOSURE.

Compensation Committee Actions

On October 19, 2009 the Compensation Committee of the Board of Directors of the Company approved (1) effective November 1, 2009, the elimination of tax gross-ups on all perquisites or other similar payments to Section 16 Officers of the Company, including all Named Executive Officers and (2) effective January 1, 2010, the elimination of the excise tax gross-up upon a change in control of the Company under the Company’s Executive Severance Agreements.

Planned Debt Issuance Pricing

On October 22, 2009, the Company announced that it has priced a public offering of $1 billion aggregate principal amount of its senior notes due 2021. The Company announced also the pricing of its public offering of $550 million of its senior subordinated convertible notes due 2014. The Company’s press release announcing the planned debt issuance pricing is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description	Page

99.1	Planned Debt Issuance Pricing Press Release

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and Navistar assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning Navistar’s possible or assumed future results of operations, including descriptions of Navistar’s business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see “Risk Factors—Risks Relating to Navistar and its Markets” as set forth in the Preliminary Prospectus Supplement, dated October 20, 2009, filed pursuant to Rule 424(b)(3) with respect to the Registration Statement No. 333-162588. Although Navistar believes that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect Navistar’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by Navistar or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for Navistar’s ongoing obligations to disclose material information as required by the federal securities laws, it does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: October 23, 2009	/S/ ANDREW J. CEDEROTH
Andrew J. Cederoth
Chief Financial Officer